Exhibit 10.2

SHAREHOLDERS AGREEMENT

dated as of May 18, 2015

by and among

ENDO INTERNATIONAL PLC,

and

THE SHAREHOLDERS ON THE SIGNATURE PAGES HERETO

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Other Definitional Provisions	6

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1	Representations and Warranties of Parent	7
Section 2.2	Representations and Warranties of the Shareholders	8

ARTICLE III

STANDSTILL; VOTING

Section 3.1	Standstill Restrictions	8
Section 3.2	Attendance at Shareholder Meetings; Voting	11
Section 3.3	Suspension Event	11

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1	Transfer Restrictions	11

ARTICLE V

MISCELLANEOUS

Section 5.1	Termination	13
Section 5.2	Expenses	13
Section 5.3	Amendment	13
Section 5.4	Entire Agreement	13
Section 5.5	Headings	13
Section 5.6	Notices	13
Section 5.7	Waiver	14
Section 5.8	Binding Effect; Assignment	14
Section 5.9	No Third Party Beneficiary	15
Section 5.10	Counterparts	15
Section 5.11	Governing Law and Jurisdiction	15

Section 5.12	Submission to Jurisdiction; Waiver of Jury Trial	15
Section 5.13	Specific Performance	16
Section 5.14	Severability	16
Section 5.15	Effectiveness	16
Section 5.16	Relationship of the Parties	16
Section 5.17	Further Assurances	16
Section 5.18	Rights and Obligations of Parties	16

EXHIBITS

Exhibit A	Form of Joinder

TRANSFER RESTRICTIONS

Schedule 4.1(c)	Competitors

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT is dated as of May 18, 2015 (this “Agreement”), by and among Endo International plc, a public limited company incorporated under the laws of Ireland (the “Parent”) and the shareholders of Parent set forth on the signature pages hereto (collectively, the “Shareholders”).

R E C I T A L S:

WHEREAS, simultaneous with the execution and delivery of this Agreement, Parent, Endo Limited, a private limited company incorporated under the laws of Ireland, Endo Health Solutions Inc., a Delaware corporation, Banyuls Limited, a private limited company incorporated under the laws of Ireland, Hawk Acquisition ULC, a Bermudian unlimited liability company, Par Pharmaceutical Holdings, Inc., a Delaware corporation (“Par”) and Shareholder Representative Services LLC, a Colorado limited liability company, are entering into that certain Agreement and Plan of Merger, dated as of May 18, 2015 (as the same may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which Parent is acquiring, directly and indirectly, 100% of the outstanding shares of Par. Capitalized terms used but not defined herein have the meanings attributed thereto in the Merger Agreement.

WHEREAS, pursuant to the Merger Agreement and immediately following the Closing, the Shareholders, collectively, will Beneficially Own (as defined below) outstanding ordinary shares, nominal value $0.0001 per share, of Parent (“Ordinary Shares”);

WHEREAS, Parent and the Shareholders desire to establish in this Agreement certain terms and conditions concerning the Subject Shares to be owned by the Shareholders as and from the Closing and related provisions concerning the Shareholders’ relationship with and investment in Parent as and from the Closing;

WHEREAS, this Agreement shall take effect at and as of the Closing; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Activist Investor” means, as of any date, (a) any Person that has, directly or indirectly through its publicly-disclosed Affiliates, whether individually or as a member of a publicly-disclosed Group, within the two-year period immediately preceding such date, and in each case with respect to Parent or any of its equity securities (i) publicly made, engaged in or been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act)

in any “solicitation” of “proxies” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote (including by written consent) any equity or other voting securities of Parent, including in connection with a proposed Change of Control or other extraordinary or fundamental transaction involving Parent, or a public proposal for the election or replacement of any directors of Parent, not approved by the board of directors of Parent, (ii) publicly called, or publicly sought to call, a meeting of shareholders of Parent or publicly initiated any shareholder proposal for action by shareholders of Parent (including through action by written consent), in each case not approved by the board of directors of Parent, (iii) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire any equity or voting securities of Parent that was not approved (at the time of commencement) by the board of directors of Parent in a Schedule 14D-9 filed under Regulation 14D under the Exchange Act, (iv) otherwise publicly acted, alone or in concert with others, to seek to control or influence the board of directors or shareholders of Parent (provided that this clause (iv) is not intended to apply to the activities of any member of the board of directors of Parent or such Subsidiary, with respect to Parent or such Subsidiary, taken in good faith solely in his or her capacity as a director of Parent or such Subsidiary) or (v) publicly disclosed any intention, plan, arrangement or other Contract to do any of the foregoing or (b) any Person identified on the most-recently available “SharkWatch 50” list as of such date, or any publicly-disclosed Affiliate of such Person.

“Affiliate” means, as to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person; provided, that each Shareholder shall be deemed not to be an Affiliate of Parent and vice versa; provided, however, that notwithstanding the foregoing, except to the extent acting at the direction of a TPG Shareholder, each portfolio company or other third-party investments of any TPG Shareholders or any of its Affiliates and the limited partners of each investment fund Affiliated with TPG Global, LLC shall be deemed not to be Affiliates of any of the TPG Shareholders. For purposes of this Agreement, “control” (including the correlative terms “controlled by” and “under common control with”) of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficially Own” shall have the same meaning as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a Person will also be deemed to beneficially own (i) all Voting Securities which such Person has or shares the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised as of a given date of determination and regardless of whether such rights are conditional, (ii) all Voting Securities in which such Person has or shares any economic interest (without regard as to whether such position is short or long), including pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of any Voting Securities and (iii) Voting Securities which such Person has or shares the power, directly or indirectly, to vote or direct the vote. For the avoidance of doubt, all Voting Securities held directly by any Shareholder or any Permitted Transferee thereof will be deemed to be Beneficially Owned by such Shareholder or such

Permitted Transferee, as applicable, regardless of whether such Person has or shares (or is deemed to have or share) the power to vote or dispose of such Voting Securities. The terms “Beneficial Owner” and “Beneficial Ownership” shall have a correlative meaning.

“Board” shall mean, as of any date, the Board of Directors of Parent.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, New York are permitted or required by Law or Order to remain closed.

“Change of Control” shall mean, with respect to any specified Person, any of the following: (i) the sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of such specified Person or one or more of its Subsidiaries), in a single transaction or in a related series of transactions, of all or substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, to any other Person (or Group) which is not, immediately after giving effect thereto, a Subsidiary of such specified Person or (ii) the consummation of any recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction immediately following which the Beneficial Owners of the voting capital stock of such specified Person immediately prior to the consummation of such transaction do not Beneficially Own more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns such specified Person or all of substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, either directly or indirectly through one or more Subsidiaries of such entity) in substantially the same proportion as their Beneficial Ownership of the voting capital stock of such specified Person immediately prior to such transaction.

“Competitor” means any of the companies set forth on Schedule 1.1, including any direct or indirect successors of such companies.

“Derivative Instrument” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any securities (including Voting Securities) of Parent increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such derivative security conveys any voting rights in any security (including Voting Securities), (b) such derivative security is required to be, or is capable of being, settled through delivery of any security (including Voting Securities) or (c) other transactions hedge the value of such derivative security.

“Excess Amount” shall have the meaning set forth in Section 3.1(a)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Entity” shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality whether foreign or domestic.

“Group” shall mean two or more Persons acting together, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of securities as contemplated by Rule 13d-5(b) of the Exchange Act.

“Laws” shall mean all federal, state, local or foreign laws, statutes or ordinances, common laws, or any rule, regulation, standard or Order of any Governmental Entity.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Non-Private Equity Business” shall mean any business or investment of a Shareholder and its Affiliates distinct from the private equity business of such Shareholder and its Affiliates; provided, that such business or investment shall not be deemed to be distinct from such private equity business if and at such time that (a) any confidential information with respect to Parent or its Subsidiaries is made available to investment professionals of such Shareholder and its Affiliates who are not involved in the private equity business and who are involved in such other business or investment or (b) such Shareholder or any of its Affiliates instructs any such business or investment to take any action that would violate any provision of this Agreement had such action been taken directly by such Shareholder.

“Order” means any charge, temporary restraining order or other order, writ, injunction (whether preliminary, permanent or otherwise), judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative, of any Governmental Entity.

“Ordinary Shares” shall have the meaning set forth in the Recitals.

“Organizational Documents” shall mean, with respect to any Person, such Person’s memorandum and articles of association, articles or certificate of incorporation, formation or organization, by-laws, limited liability company agreement, partnership agreement or other similar constituent document or documents, each in its currently effective form as amended from time to time.

“Other Shares” shall mean shares of any class of capital stock of Parent (other than the Ordinary Shares) that are entitled to vote generally in the election of directors.

“Permitted Transferee” shall mean (i) any other Shareholder or (ii) any of Affiliate of any Shareholder.

“Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date hereof, between the Shareholders and Parent.

“Representatives” shall mean, with respect to any party hereto, such party or any of its Subsidiaries’ respective directors, officers, employees, investment bankers, financing sources, financial advisors, attorneys, accountants or other advisors, agents and/or representatives.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shareholders” shall have the meaning set forth in the Preamble and, in the event that the Subject Shares are Transferred to one or more Permitted Transferees in accordance with Section 4.1(f), shall also mean such Permitted Transferee or Permitted Transferees.

“Standstill Period” shall have the meaning set forth in Section 3.1(a).

“Subject Shares” shall mean (i) all Voting Securities Beneficially Owned by any Shareholder on the Closing Date, immediately after giving effect to the Closing and (ii) all Voting Securities issued to any Shareholder in respect of any such securities or into which any such securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, Company exchange offers, combinations or any similar recapitalizations, reclassifications or capital reorganizations occurring after the date of this Agreement. For the avoidance of doubt, Subject Shares shall include any of the foregoing Voting Securities specified in clause (i) or (ii) of the immediately preceding sentence that are Beneficially Owned by a Permitted Transferee following the Closing Date.

“Subsidiary” shall mean, of a specified Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds directly or indirectly stock or other ownership interests representing (a) at least 50% of the voting power of all outstanding stock or ownership interests of such entity or has the power to elect or direct the election of at least 50% of the members of the governing body of such entity or (b) the right to receive at least 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Target” shall have the meaning set forth in the Recitals.

“Transfer” shall mean any direct or indirect (a) sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, encumbrance or other disposition to any Person, including those by way of hedging or derivative transactions or (b) swap, hedge, short position, call or other arrangement that is designed to or which could reasonably be expected to lead to or result in, directly or indirectly, a transfer of the economic consequence of ownership of the Subject Shares, whether settled by delivery of Ordinary Shares, cash or otherwise. The term “Transferred” shall have a correlative meaning.

“TPG Shareholders” shall mean TPG Sky L.P., TPG Sky Co-Invest L.P. and TPG Biotechnology Partners IV L.P., and, in the event that the Subject Shares are Transferred to one or more Permitted Transferees in accordance with Section 4.1(e), shall also mean such Permitted Transferee or Permitted Transferees.

“Voting Securities” shall mean the Ordinary Shares together with any Other Shares.

Section 1.2 Other Definitional Provisions. Except as expressly set forth in this Agreement or unless the express context otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section shall refer to Sections of this Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” and such words shall not be construed to limit any general statement to the specific or similar items or matters immediately following such words;

(f) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (f) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(g) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(h) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(i) references herein to any Law means such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

(j) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder;

(k) when calculating the number of days before which, within which or following which any act is to be done or any step is to be taken pursuant to this Agreement, the initial reference date in calculating such number of days shall be excluded; provided, if the last day of the applicable number of days is not a Business Day, the specified period in question shall end on the next succeeding Business Day;

(l) for purposes of any calculation hereunder, the number of Voting Securities then outstanding shall be the number most recently identified by Parent as outstanding in any filing of Parent made with the SEC after the date of this Agreement under the Exchange Act or the Securities Act; and

(m) Parent, on the one hand, and the Shareholders, on the other hand, have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by such parties and no presumption or burden of proof shall arise favoring or disfavoring any such party by virtue of the purported authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Parent. Parent represents and warrants to the Shareholders as of the date hereof that:

(a) Parent is duly incorporated, validly existing and in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation.

(b) Parent has all requisite corporate authority and power to execute, deliver and perform its obligations under this Agreement. This Agreement and the performance by Parent of the obligations contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Shareholders, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, examinership, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) The execution and delivery of this Agreement by Parent and the performance by Parent of its obligations hereunder (i) do not result in any violation of the Organizational Documents of Parent, and (ii) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which Parent is a party or by which it is bound or to which its properties or assets may be subject, and (iii) do not violate any existing applicable Law of any Governmental Entity having jurisdiction over Parent or any of its properties or assets, except, in the case of clauses (ii) and (iii) above for any such conflict, breach, occurrence, acceleration, default or violation that would not, individually or in the aggregate, be reasonably expected to prevent, materially delay or materially impede Parent’s ability to perform its obligations hereunder.

Section 2.2 Representations and Warranties of the Shareholders. Each of the Shareholders represents and warrants to Parent as of the date hereof that:

(a) Such Shareholder (other than a Shareholder that is an individual) is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its formation.

(b) Such Shareholder (other than a Shareholder that is an individual) has all requisite corporate, partnership or other similar authority and power to execute, deliver and perform its obligations under this Agreement. This Agreement and the performance by such Shareholder of the obligations contemplated hereby have been duly and validly authorized by all necessary corporate or similar action on the part of such Shareholder and no other proceedings on the part of such Shareholder are necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of Parent, constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, examinership, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) The execution and delivery of this Agreement by such Shareholder and the performance by such Shareholder of its obligations hereunder (i) do not result in any violation of the Organizational Documents of such Shareholder, (ii) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which such Shareholder is a party or by which such Shareholder is bound or to which its properties or assets may be subject, and (iii) do not violate any existing applicable Law of any Governmental Entity having jurisdiction over such Shareholder or any of its properties or assets, except, in the case of clauses (ii) and (iii) above for any such conflict, breach, occurrence, acceleration, default or violation that would not, individually or in the aggregate, be reasonably expected to prevent, materially delay or materially impede such Shareholder’s ability to perform its obligations hereunder.

(d) Except for Ordinary Shares (if any) acquired pursuant to the Merger Agreement by such Shareholder, such Shareholder does not Beneficially Own any Voting Securities. For the avoidance of doubt, the representation and warranty contained in this Section 2.2(d) shall not be made by any Permitted Transferee that becomes a Shareholder in accordance with the terms hereunder after the date hereof.

ARTICLE III

STANDSTILL; VOTING

Section 3.1 Standstill Restrictions. (a) From and after the date hereof until the one year anniversary of the date on which the Shareholders collectively shall cease to Beneficially Own Voting Securities representing at least 2% of the Voting Securities outstanding at such time (the “Standstill Period”), each of the Shareholders shall not, and shall cause each of their respective controlled Affiliates not to (other than, in the case of the TPG Shareholders, any Non-Private Equity Business of such TPG Shareholders or their respective Affiliates), directly or indirectly, alone or in concert with any other Person, except as expressly set forth in this Section 3.1 or as consented to by the Board:

(i) purchase, offer to purchase or cause to be purchased or otherwise acquire or agree or offer to acquire Beneficial Ownership of (A) any Voting Securities or any other securities of Parent in addition to the Subject Shares (such Beneficial Ownership in addition to the Subject Shares, the “Excess Amount”) (the parties agree that it shall not be a breach of this Section 3.1(a)(i) if the Shareholders, together with their Affiliates, Beneficially Own the Excess Amount solely as a result of share purchases, reverse share splits or other actions taken by Parent that, by reducing the number of shares outstanding, cause the Shareholders, together with their Affiliates, to Beneficially Own any Excess Amount), (B) any other equity securities issued by Parent; (C) any indebtedness convertible into or exchangeable for any such securities; or (D) any Derivative Instruments;

(ii) propose, offer or participate in any effort to acquire Parent or any of its Subsidiaries or all or a substantial portion of the assets of Parent and its Subsidiaries taken as a whole;

(iii) knowingly induce or attempt to induce any third party to propose, offer or participate in any effort to acquire Beneficial Ownership of Voting Securities (other than the Subject Shares as and to the extent permitted in accordance with Article IV);

(iv) make any proposal or offer with respect to, or undertake (whether alone or as part of a Group) any tender offer, exchange offer, merger, acquisition, consolidation or other business combination or Change of Control transaction involving Parent or any of its Subsidiaries, or seek to cause Parent to undertake any recapitalization, restructuring, dividend, share repurchase, liquidation, disposition, dissolution or other extraordinary transaction involving Parent, any of its Subsidiaries or any portion of their respective businesses; provided, that nothing in this Section 3.1(a)(iv) shall in any way limit the rights of the Shareholders pursuant to Section 4.1(f);

(v) seek to call, request the call of or call a special meeting of the shareholders of Parent, or make or seek to make a shareholders proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the shareholders of Parent or in connection with any action by consent in lieu of a meeting, or seek election to the Board or seek to place a representative on the Board, or seek the removal of any director from the Board, or otherwise acting alone or in concert with others, seek to control or influence the governance, management or policies of Parent;

(vi) solicit proxies, designations or written consents of shareholders, or conduct any binding or nonbinding proposal or referendum with respect to Voting Securities, or make or in any way participate in any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote (including by written consent) any Voting Securities with respect to any matter, or become a participant in any contested solicitation for the election of directors with respect to Parent (as such terms are defined or used in the Exchange Act and the rules promulgated thereunder), in each case other than solicitations or acting as a participant in support of the voting obligations of the Shareholders pursuant to Section 3.2 or the recommendation of the Board;

(vii) make or issue or cause to be made or issued any public disclosure, announcement or statement (including the filing of any document or report with the SEC or any other Governmental Entity or any disclosure to any journalist, member of the media or securities analyst) (A) in support of any solicitation described in clause (vi) above (other than solicitations on behalf of the Board), (B) in support of any matter described in clause (v) above, or (C) concerning any potential matter described in clause (iv) above, or (D) negatively or disparagingly commenting about Parent, its Subsidiaries or any of their respective directors, officers, employees or businesses.

(viii) form, join, or in any other way participate in, a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act (other than with its Permitted Transferees that is bound by the restrictions of this Section 3.1 or a Group which consists solely of any of the TPG Shareholders, their respective investment funds and controlled affiliates) with respect to the Voting Securities, or deposit any Voting Securities in a voting trust or similar arrangement, or subject any Voting Securities to any voting agreement or pooling arrangement (other than solely between or among the TPG Shareholders, their respective investment funds and controlled affiliates), or grant any proxy, designation or consent with respect to any Voting Securities (other than to a designated Representative of Parent pursuant to a proxy or consent solicitation on behalf of the Board);

(ix) publicly disclose, or cause or facilitate the public disclosure (including the filing of any document or report with the SEC or any other Governmental Entity or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to obtain any waiver, consent under, or amendment of, any of the provisions of Section 3.1 or 3.2 or otherwise (A) publicly seek in any manner to obtain any waiver, consent under, or amendment of, any provision of this Agreement or (B) bring any action or otherwise act to contest the validity or enforceability of Section 3.1 or Section 3.2;

(x) take any action that would reasonably be expected to require Parent to make a public announcement regarding the possibility of a business combination, merger or other type of transaction or matter described in this Section 3.1; or

(xi) enter into any discussions, negotiations, agreements or understandings with any Person with respect to the foregoing, or knowingly advise, assist, facilitate, encourage, support, provide financing to or seek to persuade others to take any action with respect to any of the foregoing, or act in concert with others or as part of a “partnership, limited partnership, syndicate or other group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of the foregoing.

Section 3.2 Attendance at Shareholder Meetings; Voting. During the Standstill Period, the Shareholders shall (and cause controlled Affiliates to) cause all Subject Shares then owned by such Shareholder to be present, in person or by proxy, at any meeting of the shareholders of Parent occurring at which an election of directors is to be held, so that all such Subject Shares shall be counted for the purpose of determining the presence of a quorum at such meeting. During the Standstill Period, each of the Shareholders shall vote and cause to be voted all Subject Shares then owned by such Shareholder in accordance with the recommendation of the Board with respect to any business or proposal on which the shareholders of Parent are entitled to vote.

Section 3.3 Suspension Event. Each of the parties hereto acknowledges and agrees that, if the Board (or the applicable Subsidiary board of directors or equivalent) resolves to engage in a formal process to sell Parent or any of its Subsidiaries or any of their material assets, then the TPG Shareholders may request that the Chief Executive Officer of Parent grant a waiver of the restrictions set forth in Section 3.1 to allow the TPG Shareholders and their affiliated funds to participate in such process, on substantially the same basis generally applicable to other participants in such process, in accordance with and subject to the rules and procedures of such process put in place by the Board (or the applicable Subsidiary board of directors or equivalent); provided, however, that the restrictions set forth in Section 3.1 shall not be suspended or waived pursuant to this Section 3.3 if the TPG Shareholders took any action in violation of Section 3.1 to cause the Board (or the applicable Subsidiary board of directors or equivalent) to engage in such process to sell Parent or any of its Subsidiaries or any of their material assets.

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1 Transfer Restrictions. (a) From and after the Closing, no Transfer of Subject Shares by the Shareholders may be effected except in compliance with the restrictions set forth in this Article IV and with the requirements of the Securities Act and any other applicable securities Laws. Any attempted Transfer in violation of this Agreement shall be of no effect and shall be null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of Parent.

(b) During the first three month period following the Closing Date, no Shareholder shall Transfer any of the Subject Shares held by it without the prior written consent of Parent.

(c) During the three month period following the period described in Section 4.1(b), the Shareholders shall not Transfer, in the aggregate, Subject Shares held by them representing more than 2% of the Voting Securities outstanding at the beginning of such three month period, without the prior written consent of Parent.

(d) Following the periods set forth in Section 4.1(b) and Section 4.1(c), each of the Shareholders (x) shall use its commercially reasonable efforts to Transfer the applicable amount of Subject Shares held by such Shareholder in an orderly manner as reasonably determined by such Shareholder, and (y) subject to the immediately preceding clause (x), may Transfer Subject Shares, in whole at any time or in part from time to time, without the prior consent of Parent and without restriction, provided, however, that:

(i) any Transfer of Subject Shares effected pursuant to a Demand Registration Statement (as defined in the Registration Rights Agreement) shall be subject to the requirements of the Registration Rights Agreement;

(ii) in connection with any Transfer of Subject Shares that is effected pursuant to a privately-negotiated transaction not subject to the registration requirements of the Securities Act in each case in which the Shareholders (or any of their representatives) negotiate the terms of such Transfer directly with the third party purchaser (other than any underwriter, dealer (including a dealer acting as a block positioner), market maker, placement agent or initial purchaser thereof) of such Subject Shares , no Shareholder shall knowingly Transfer to any Person or Group (whether such Person or Group is purchasing Subject Shares for its or their own account(s) or as fiduciary on behalf of one or more accounts) Subject Shares (x) representing more than three percent (3%) of the Voting Securities then outstanding in a single Transfer or series of related Transfers; or (y) to any Person that the transferring Shareholder knows to be (1) a Competitor, (2) an Activist Investor or (3) any other Person that, at the time of such Transfer, has filed a Schedule 13D with the SEC relating to ownership or shared ownership of Voting Securities. In no event shall the foregoing limitations apply to, or limit in any way, sales by the Shareholders in registered offerings, in transactions effected on any exchange or in block trades with third party purchasers described above.]

(e) Notwithstanding the foregoing, (i) for the avoidance of doubt, none of Section 4.1(b), Section 4.1(c) or Section 4.1(d) shall apply to, and nothing therein shall directly or indirectly prohibit, restrict or otherwise limit, to the extent otherwise permitted by Law, any Transfer of Subject Shares made in accordance with Section 4.1(f); and (ii) the restrictions set forth in Section 4.1(d) shall terminate at the first such time as the Shareholders shall cease to Beneficially Own Voting Securities representing at least 2% of the Voting Securities outstanding at such time.

(f) Notwithstanding anything to the contrary set forth in this Article IV, the Shareholders may, at any time, (i) Transfer some or all of the Subject Shares to any Permitted Transferee; provided that, prior to any such Transfer, such Permitted Transferee executes and delivers to Parent a joinder to this Agreement in the form attached hereto as Exhibit A; provided, further, that if, at any time after such Transfer, such Permitted Transferee ceases to qualify as a Permitted Transferee, such Shareholder shall promptly cause all Subject Shares held by such Permitted Transferee to be Transferred to a Person that is, at such time, a Permitted Transferee and that, prior to such Transfer, agrees in writing to acquire and hold such Transferred Subject Shares subject to and in accordance with this Agreement as if such Permitted Transferee were a Shareholder hereunder; (ii) Transfer the Subject Shares, in whole or in part, to Parent or any Subsidiary of Parent, including pursuant to any redemption, share repurchase, self-tender offer, exchange offer or otherwise; or (iii) Transfer the Subject Shares, in whole or in part, in connection with a Change of Control of Parent approved by the Board (including if the Board (A) recommends that the Shareholders tender in response to a tender or exchange offer that, if consummated, would constitute a Change of Control of Parent, or (B) does not recommend that the Shareholders reject any such tender or exchange offer within the ten (10) business day period specified in Rule 14e-2(a) under the Exchange Act); (v) Transfer the Subject Shares, in whole or in part, in a distribution of the Subject Shares to the limited partners of investment funds affiliated with the Shareholders or (vi) Transfers in such amount and in such manner (including sales of Subject Shares or hedging or derivative transactions) as the Company may from time to time approve.

ARTICLE V

MISCELLANEOUS

Section 5.1 Termination. This Agreement shall terminate and be of no further force and effect upon the one year anniversary of the date on which the Shareholders collectively shall cease to Beneficially Own Voting Securities representing at least 2% of the Voting Securities outstanding at such time.

Section 5.2 Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement, any agreements related hereto and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 5.4 Entire Agreement. This Agreement, the Merger Agreement, the Registration Rights Agreement and the Confidentiality Agreement constitute the entire agreement among the parties to this Agreement and supersede any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

Section 5.5 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

Section 5.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by email, in each case to the intended recipient as set forth below:

(a) if to any Shareholder, to the address set forth next to such Shareholder’s name on the signature pages hereto,

with a copy to: Ropes & Gray LLP Prudential Tower 800 Boylston Street
	Attn:	William M. Shields
C. Michael Roh
	E-mail:	william.shields@ropesgray.com michael.roh@ropesgray.com

(b)	if to Parent, to

Endo International plc First Floor, Minerva House Simmonscourt Road Ballsbridge Dublin 4, Ireland

and

Endo Health Solutions Inc. 1400 Atwater Drive Malvern, Pennsylvania
	Attn:	Matthew J. Maletta,
Executive Vice President, Chief Legal Officer
	E-mail:	maletta.matthew@endo.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036-6522
	Attn:	Eileen T. Nugent C. Michael Chitwood
	E-mail:	enugent@skadden.com michael.chitwood@skadden.com

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 5.6.

Section 5.7 Waiver. Waivers under this Agreement are only valid and binding if in writing and duly executed by the party against whom enforcement of the waiver is sought. Such waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement, as the case may be, other than that which is specified in the waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 5.8 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Except as contemplated by Section 4.1(e), no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement. Any purported assignment without such prior written consents shall be void.

Section 5.9 No Third Party Beneficiary. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement.

Section 5.10 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or .pdf transmission.

Section 5.11 Governing Law and Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether in law or in equity, whether in contract or in tort, by statute or otherwise, shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 5.12 Submission to Jurisdiction; Waiver of Jury Trial. IN ADDITION, EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF, AND HEREBY SUBMITS ITSELF, TO THE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE, OR, IF NEITHER OF SUCH COURTS HAS SUBJECT MATTER JURISDICTION, ANY STATE COURT OF THE STATE OF DELAWARE HAVING SUBJECT MATTER JURISDICTION, IN THE EVENT ANY CLAIM, CONTROVERSY OR DISPUTE (IN EACH CASE, WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT, BY STATUTE OR OTHERWISE) ARISES OUT OF, OR IS RELATED TO, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND AGREES NOT TO PLEAD OR CLAIM ANY OBJECTION TO THE LAYING OF VENUE IN ANY SUCH COURT OR THAT ANY JUDICIAL PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (C) AGREES THAT IT WILL NOT BRING ANY ACTION (WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT, BY STATUTE OR OTHERWISE) RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE, OR, IF NEITHER OF SUCH COURTS HAS SUBJECT MATTER JURISDICTION, ANY STATE COURT OF THE STATE OF DELAWARE HAVING SUBJECT MATTER JURISDICTION, AND (D) CONSENTS TO SERVICE OF PROCESS BEING MADE THROUGH THE NOTICE PROCEDURES SET FORTH IN SECTION 5.6. EACH OF THE PARTIES HERETO

HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the parties hereto in accordance with the terms hereof or were otherwise breached by the parties hereto. The parties further agree that each of the parties hereto shall be entitled to an injunction or injunction without the necessity of posting a bond to prevent breaches of the provisions hereof and to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.14 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the term or provision in question in any other situation or in any other jurisdiction. If a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 5.15 Effectiveness. This Agreement shall become effective at and as of the Closing. If the Merger Agreement is terminated in accordance with its terms prior to a Closing, this Agreement shall immediately be void and of no further effect without action on the part of any Person.

Section 5.16 Relationship of the Parties. No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of any other party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for, another party in any way or for any purpose.

Section 5.17 Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, from and after the Closing Date, the parties hereto shall each use commercially reasonable efforts to promptly take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement.

Section 5.18 Rights and Obligations of Parties. The obligations of (i) Parent, on the one hand, to each of the Shareholders, on the other hand, and (ii) each of the Shareholders, on the one hand, to Parent, on the other hand, are owed to them as separate and independent obligations of each party and each party will have the right to protect and enforce its rights under this Agreement without joining any other party in any proceedings.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

PARENT:

ENDO INTERNATIONAL PLC

By:	/s/ Rajiv De Silva
Name:	Rajiv De Silva
Title:	President & Chief Executive Officer

SHAREHOLDERS:

TPG SKY L.P.

By:	TPG Advisors VI, Inc., its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG SKY CO-INVEST L.P.

By:	TPG Advisors VI, Inc., its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG BIOTECHNOLOGY PARTNERS IV L.P.

By:	TPG Biotechnology GenPar IV, L.P., its general partner

By:	TPG Biotech GenPar IV Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder (this “Joinder”) to the Shareholders Agreement (as the same may be amended, the “Shareholders Agreement”), dated as of May 18, 2015, by and among Endo International plc, a public limited company incorporated under the laws of Ireland (the “Company”) and the Shareholders on the signature pages thereto (collectively, the “Shareholders”), is made and entered into as of [            ] (the “Effective Date”) by and between the Company and [            ] (the “New Shareholder”).

WHEREAS, pursuant to Section 4.1 of the Shareholders Agreement, the Company desires to admit the New Shareholder to be treated as a Shareholder of the Company under the Shareholders Agreement;

WHEREAS, pursuant to Section 4.1 of the Shareholders Agreement, the New Shareholder desires to acknowledge that, upon execution of this Joinder and effective as of the Effective Date, such New Shareholder shall be party to, and bound by all of the terms of, the Shareholders Agreement; and

WHEREAS, on the Effective Date, New Shareholder shall acquire [    ] Ordinary Shares [from [    ]].

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound hereby, the parties to this Joinder agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Shareholder Agreement.

2. Agreement to be Bound. The New Shareholder hereby (i) acknowledges that it has received and reviewed a complete copy of the Shareholders Agreement and (ii) agrees that upon execution of this Joinder, the New Shareholder shall become a party to the Shareholders Agreement as a Shareholder and shall be fully bound by, and subject to, all of the applicable terms, conditions, representations and warranties and other provisions of the Shareholders Agreement with all attendant rights, benefits, duties, restrictions and obligations stated therein as though an original party thereto and shall be deemed a “Shareholder” for all purposes under the Shareholders Agreement. The Company hereby agrees that upon execution of this Joinder, the New Shareholder shall have all attendant rights and benefits stated in the Shareholders Agreement applicable to Shareholders, with the same force and effect as if the undersigned was an original party to the Shareholders Agreement.

3. Effectiveness. This Joinder shall take effect and shall become a part of the Shareholders Agreement as of the Effective Date immediately upon the execution hereof.

4. Counterparts. This Joinder may be executed in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

5. Governing Law. This Joinder shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

6. Headings. The headings contained in this Joinder are for purposes of convenience only and shall not affect the meaning or interpretation of this Joinder.

***

2

EXHIBIT A

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by a duly authorized officer of the Company and New Shareholder as of the date first above written.

NEW SHAREHOLDER

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

ENDO INTERNATIONAL PLC

By:
Name:
Title:

[Signature Page to Form of Joinder to Shareholders Agreement]